Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K/A and, if not defined in the Form 8-K/A, the proxy statement/consent solicitation statement/prospectus. Unless the context otherwise requires, “Legacy Aeva” and the “Company” prior to the closing of the Business Combination are intended to mean Aeva, Inc., a Delaware corporation and “InterPrivate” refers to InterPrivate Acquisition Corp. prior to the Closing. References herein to “Aeva” and the “Company” after the closing of the Business Combination are intended to mean, Aeva Technologies, Inc. and its consolidated subsidiaries.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, Merger Sub merged with and into Legacy Aeva, with Legacy Aeva continuing as the surviving entity as a wholly owned subsidiary of InterPrivate, under the new name Aeva Technologies, Inc. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 combine the historical results of Aeva for the three months ended March 31, 2021 and InterPrivate for the period from January 1, 2021 through March 12, 2021 as if the Business Combination had been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information does not include an unaudited pro forma condensed combined balance sheet as of March 31, 2021 as the Business Combination is already reflected in Aeva’s historical unaudited condensed combined consolidated balance sheet as of March 31, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Aeva’s results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future results of operations of Aeva. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical interim financial information of the Company was derived from the unaudited condensed consolidated financial statements for the three months ended March 31, 2021, which are incorporated by reference. The historical interim financial information of InterPrivate was derived from the accounting records of InterPrivate for the period from January 1, 2021 through March 12, 2021, which are not included herein. The historical financial information of InterPrivate was derived from the audited financial statements of InterPrivate for the year ended December 31, 2020, which are incorporated by reference. The historical financial information of Legacy Aeva was derived from the audited financial statements of Legacy Aeva for the year ended December 31, 2020, which are incorporated by reference.

This information should be read together with InterPrivate’s and Legacy Aeva’s audited financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information which is incorporated by reference.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, InterPrivate was treated as the legal acquiror and accounting acquiree. Accordingly, the Business Combination was treated as the equivalent of Legacy Aeva issuing stock for the net assets of InterPrivate, accompanied by a recapitalization. The net assets of InterPrivate are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Aeva.

Legacy Aeva was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Aeva has the largest portion of voting rights in Aeva;

•	Legacy Aeva has the right to appoint majority of the directors in Aeva;

•	Legacy Aeva’s existing senior management team comprises senior management of Aeva;

•	The operations of Aeva primarily represent operations of Legacy Aeva;

•	Aeva assumed Legacy Aeva’s name and headquarters.

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was $1,983 million, payable in the form of shares of the post-combination stock, restricted stock units or options to purchase common stock.

The following summarizes the consideration:

(in thousands, except for share and per share amounts)
Common shares transferred	152,066,648
Value per share (1)	$13.04

Total Share Consideration	$1,982,949

(1)

Share Consideration is calculated using the closing share price on the date of the consummation of the Business Combination of $13.04. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the shares of common stock outstanding at Closing:

	Shares	%
Aeva - common shares transferred	152,066,648	71.9%
Public Shares	24,119,126	11.3%
Shares held by Sponsor/Representative (1)	6,905,500	3.3%
PIPE	28,318,478	13.4%

Common Stock Outstanding at Closing	211,409,752

Includes an aggregate of 366,919 shares of InterPrivate Common Stock held by EarlyBirdCapital’s designees.

The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 are based on the historical financial statements of InterPrivate and Legacy Aeva. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	For the Three Months Ended March 31, 2021	For the period from January 1, 2021 to March 12, 2021
	Aeva (Historical)	InterPrivate (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$308	$—	$—		$308
Cost of revenue	180	—	—		180

Gross profit	128	—	—		128
Research and development expenses	11,379	—	—		11,379
General and administrative expenses	8,217	1,909	—		10,126
Selling and marketing expenses	659	—	—		659

Operating loss	(20,127)	(1,909)	—		(22,036)
Interest income	3	4	(4	)(AA)	3
Change in fair value of warrant liabilities	—	(6)	6	(CC)	—
Other income (expense), net	666	—	(6	)(CC)	660

Loss before income taxes	(19,458)	(1,911)	(4)		(21,373)
Income taxes	—	—	—		—

Net loss	$(19,458)	$(1,911)	$(4)		$(21,373)

Unrealized loss on available-for-sale securities	(29)	—	—		(29)

Total comprehensive loss	$(19,487)	$(1,911)	$(4)		$(21,402)

Weighted average shares outstanding - common stock	163,955,593				211,409,752
Net loss per share attributable to common stockholders - basic and diluted	$(0.12)				$(0.10)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020				For the Year Ended December 31, 2020
	Legacy Aeva (Historical)	InterPrivate (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$4,843	$—	$—		$4,843
Cost of revenue	2,741	—	—		2,741

Gross profit	2,102	—	—		2,102
Research and development expenses	20,497	—	—		20,497
General and administrative expenses	5,664	2,523	—		8,187
Selling and marketing expenses	1,682	—	—		1,682

Operating loss	(25,741)	(2,523)	—		(28,264)
Interest income	(195)	(1,790)	1,790	(AA)	(195)
Change in fair value of warrant liabilities	—	1,996	—		1,996
Other expense	24	—	—		24

Loss before income taxes	(25,570)	(2,729)	(1,790)		(30,089)
Income taxes	—	200	(200	)(BB)	—

Net loss attributable to common stockholders	$(25,570)	$(2,929)	$(1,590)		$(30,089)

Weighted average shares outstanding - common stock	7,008,861				211,409,752
Net loss per share attributable to common stockholders - basic and diluted	$(3.65)				$(0.14)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.     Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, while InterPrivate was the legal acquiror, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Aeva issuing stock for the net assets of InterPrivate, accompanied by a recapitalization. Operations prior to the Business Combination are those of Legacy Aeva.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using InterPrivate’s statement of operations for the period of January 1, 2021 through March 12, 2021 and Aeva’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, and should be read in conjunction with the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	InterPrivate’s audited statement of operations for the year ended December 31, 2020 and the related notes, incorporated by reference; and

•	Legacy Aeva’s audited statement of operations for the year ended December 31, 2020 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Aeva believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Aeva believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations of Aeva. They should be read in conjunction with the historical financial statements and notes thereto of InterPrivate and Legacy Aeva.

2.     Accounting Policies

Based on its initial analysis of InterPrivate’s and Legacy Aeva’s policies, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Aeva filed a consolidated income tax return during the periods presented. The unaudited pro forma condensed combined financial information assumes an effective income tax rate of 0% as Legacy Aeva has historically maintained a full valuation allowance against its net deferred tax assets and has historically incurred operating losses.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Aeva’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Reflects elimination of interest income on the Trust Account.
(BB)	Reflects elimination of income tax expense as a result of elimination of the Trust Account income (noted in footnote AA).
(CC)	Reflects the reclassification adjustment on the unaudited pro forma condensed combined statement of operations for the Change in fair value of warrant liabilities to Other income (expense), net.

4.     Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	For the three mouths ended March 31, 2021	For the year ended December 31, 2020
Pro forma net loss	(21,373)	(30,089)

Weighted average shares outstanding of common stock (1)	211,409,752	211,409,752
Net loss per share (Basic and Diluted) attributable to Common stockholders (2)	$(0.10)	$(0.14)

(1)

Refer to calculation included in section “The Business Combination Agreement — Conversion of Securities” of the Proxy Statement/Consent Solicitation Statement/Prospectus as filed with the SEC on February 16, 2021 by InterPrivate.

(2)

For the purposes of calculating diluted earnings per share, it was assumed that all outstanding warrants (12,075,000 public and 384,000 private warrants), including those sold in the IPO and the private placement and issued for the conversion of the Convertible Promissory Note, are exchanged to common stock. Furthermore, 17,073,617 issued and outstanding common stock options and 1,435,217 restricted stock units were assumed to be exchanged to common stock. However, since these securities result in anti-dilution, the effect of such exchanges were not included in the calculation of diluted loss per share.

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